Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (the “Agreement”) is made as of ___________________, 2022, by and between Zi Toprun Acquisition Corp., a Delaware Corporation (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as trustee (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-264430 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering (“IPO”) of the Company’s units (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Common Stock, has been declared effective as of the date hereof (“Effective Date”) by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC (the “Representative”) which is acting as the representative of the underwriters (the “Underwriters”) in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $113,300,000 of the gross proceeds of the IPO and a private placement taking place simultaneously therewith ($130,295,000 if the Underwriters’ over-allotment option is exercised in full), will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s Common Stock, included in the Units issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee (and any interest subsequently earned thereon) will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); provided that, in accordance with the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors of the Company may extend the period of time within which the Company must complete its initial Business Combination up to six (6) times, each by a period of one (1) month; provided that for each such one-month extension period (the “Extension Period”) the amount of $363,000 (or $417,450 if the over-allotment option provided for in the Prospectus for the IPO is exercised by the Representative in full) (or $0.033 per share of Common Stock sold to the Public Stockholders in the IPO) is deposited into the Trust Account; and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $2,750,000, or $3,162,500 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to EF Hutton, a division of Benchmark Investments, LLC (the “Representative”) upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) established by the Trustee at JP Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by Trustee, and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property (i) in United States government treasury bills, notes or bonds having a maturity of 185 days or less and/or (ii) in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations, as determined by the Company, and the Trustee may not invest in any other securities or assets; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; and while account funds are invested or uninvested, the Trustee may earn bank credits or other consideration;

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(d) Collect and receive, when due, all interest and other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Chairman (or Co-Chairman) of the Board of Directors (the “Board”), Secretary or other authorized officer of the Company and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the date which is later than (i) the 12 month anniversary of the closing of the IPO (“Initial Business Combination Period”), (ii) up to the 18 month anniversary of the closing of the IPO if the period to complete a Business Combination is extended by the Board of Directors of the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation, or (iii) such later date as may be approved (prior to the expiration of the Initial Business Combination Period) by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (net of amounts withdrawn in accordance with this Agreement and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) and distributed to the Public Stockholders of record as of such date.

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; and provided, further, that in no event shall any of the Property or any interest earned on the Property be used to pay for possible excise tax or any other fees or taxes that may be levied on the Company for any redemptions or stock buybacks by the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022; and provided, further, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

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(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Public Stockholders on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the ability of Public Stockholders to seek redemption in connection with an initial Business Combination or the Company’s obligation to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in Section 1(i) of the Agreement. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l) In connection with a Business Combination, before making disbursements to the Depository Trust Company, the Company or any other person, disburse the per share amount to redeeming Public Stockholders (other than shares tendered through the Depository Trust Company) that have tendered their shares directly to the Trustee;

(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto prior to the expiration of the Initial Business Combination Period or any applicable Extension Period (in each case, the “Applicable Deadline”), signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, to follow the instructions set forth in the Extension Letter.;

(n) Promptly acknowledge, in writing to any redeeming Public Stockholder and the Company, any irrevocable instruction letter in the form of Exhibit D delivered by such redeeming Public Stockholder after the announcement by the Company of the consummation of proposed Business Combination and promptly comply with any irrevocable written instruction letter in the form of Exhibit D delivered by such Public Stockholder in connection with the disbursement of funds to such Public Stockholder if the Company has not notified the Trustee in writing during the Objection Period that such irrevocable written instruction letter is not in compliance with the requirements set forth in this Agreement for redemption of a Public Stockholders shares of Common Stock ; and

(o) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), 1(j) or 1(k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed on behalf of the Company by the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Vice President or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”); provided, however, that the Trustee’s failure to provide such notice shall not relieve the Company of its liability hereunder, except to the extent that it is materially prejudiced by such failure. The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, an annual administration fee and a transaction processing fee, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Sections 1(i) through 1(k) solely in connection with the consummation of the Company’s initial acquisition, share exchange, share reconstruction and amalgamation, purchase of all or substantially all of the assets of, or any other similar business combination with one or more businesses or entities (a “Business Combination”), or pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

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(d) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination;

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement; and

(f) Within four (4) business days after the Representative exercises the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Discount, which shall in no event be less than $2,750,000.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of Trustee’s own gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

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(i) File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to any interest income earned on the Property;

(j) Prepare and execute and file tax reports, income or other tax returns, and pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 1(j) hereof);

(k) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(l) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) above.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof (which Section may not be amended under any circumstances), and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c) If the Offering is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or the purchasers of private warrants of the Company, as applicable, shall be returned promptly following the receipt by the Trustee of written instructions from the Company.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

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(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i), 1(j) or 1(k) (which sections may not be modified, amended or deleted without the affirmative vote of a majority of the then outstanding shares of Common Stock, par value $0.00001 per share, of the Company voting together as a single class; provided that no such amendment will affect any Public Stockholder who has otherwise validly indicated his, her or its election to redeem his, her or its shares of Common Stock in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic mail or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Zi Toprun Acquisition Corp.

16800 Aston St, Ste 275

Irvine, California 92606

Attn: Yaojun Liu, Chief Executive Officer

Email: larryliu36@gmail.com

in each case with a copy (which copy shall not constitute notice) to:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

Attn: Jie Chengying Xiu, Esq.

Facsimile: (212) 557-0295

Email: jxiu@beckerlawyers.com

and, in each case, with copies to:

EF Hutton, division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attn: Legal Department

Email:

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and

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Attn: David Alan Miller, Esq.; Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com; jgallant@graubard.com

Fax: (212) 818-8881

(f) This Agreement may not be assigned by either party without the written consent of the other party.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) Each of the Company and the Trustee hereby acknowledge that the Representative is a third party beneficiary of this Agreement.

(i) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:

Name:	Francis Wolf
Title:	Vice President

ZI TOPRUN ACQUISITON CORP., as the Company

By:

Name:	Yaojun Liu
Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

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SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00
Trustee annual administration fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00

Transaction processing fee for disbursements to Company under Section 2	Billed to Company following disbursement made to Company under Section 2	$250.00

Paying Agent services as required pursuant to Section 1	Billed to Company upon delivery of service pursuant to Section 1	Prevailing rates

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EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account—Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Zi Toprun Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*], 2022 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [___________] (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Consummation Date, all of the funds held in the Trust Operating Account at J.P. Morgan Chase Bank, N.A. will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representative on behalf of the Underwriters (with respect to the Deferred Discount). It is acknowledged and agreed that while the funds are on deposit in the trust account at J.P. Morgan Chase Bank, N.A. awaiting distribution, the Company will not earn any interest or dividends .

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Officer, Chief Financial Officer or Chairman, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held, and (b) joint written instructions signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to Public Stockholders who have properly exercised their redemption rights and payment of the Deferred Discount to the Representative from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon as thereafter as possible.

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Very truly yours,

Zi Toprun Acquisition Corp.

By:

Name:
Title:

By:

Name:
Title:	Secretary/Assistant Secretary

Acknowledged and Agreed:

EF Hutton, division of Benchmark Investments, LLC

By:

Name:
Title:

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EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account—Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Zi Toprun Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [ *], 2022 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [____ __, 202_ ] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record, and in your separate capacity as Paying Agent, and agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Zi Toprun Acquisition Corp.

By:

Name:
Title:

cc: EF Hutton, division of Benchmark Investments, LLC

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EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Withdrawal Instructions

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Zi Toprun Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [ *], 2022 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company [$*] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for its tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Zi Toprun Acquisition Corp.

By:

Name:
Title:

cc: EF Hutton, division of Benchmark Investments, LLC

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EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Zi Toprun Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [*], 2022 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $_____________ of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries for distribution to the Public Stockholders who have requested redemption of their shares of Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in Section 1(i) of the Trust Agreement. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to a segregated account held by you on behalf of the Beneficiaries.

Very truly yours,

ZI TOPRUN ACQUISITION CORP.

By:

Name:
Title:

cc: EF Hutton, division of Benchmark Investments, LLC

{N0405956}

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account – Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(m) of the Investment Management Trust Agreement between Zi Toprun Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of [    ], 2022 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with a Target Business for an additional period of one (1) month, from                  to                  (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension Period prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $363,000 (or $417,450 if the underwriters’ over-allotment option was exercised in full, or in any case, $0.033 per public share), which will be wired to you, into the Trust Account investments upon receipt.

This is the          of up to six Extension Letters.

Very truly yours,

Zi Toprun Acquisition Corp.

By:
Name:
Title:

cc: EF Hutton, division of Benchmark Investments, LLC

{N0405956}